Tidal Trust V 485BPOS

Exhibit 99.(e)(i)(4)

FOURTH AMENDMENT TO

ETF DISTRIBUTION AGREEMENT

This fourth amendment (“Amendment”) to the ETF Distribution Agreement (the “Agreement”) dated as of July 27, 2026, by and between Tidal Trust V and Foreside Fund Services, LLC (together, the “Parties”) is effective as of October 15, 2026.

WHEREAS, the Parties desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and,

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by the Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.          Capitalized terms not otherwise defined herein shall have the meanings set forth in Agreement.

2.          Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto.

3.          Except as expressly amended hereby, all the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.          This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers.

TIDAL TRUST V		FORESIDE FUND SERVICES, LLC

By:	/s/ Joel Weiss	By:	/s/ Teresa Cowan
Name:	Joel Weiss	Name:	Teresa Cowan
Title:	President	Title:	President
Date:	10/16/2026	Date:	10/16/2026

EXHIBIT A

Defiance Compute ETF

Defiance Korea AI ETF

Defiance Small Modular Reactor ETF

Defiance Global Foundries ETF

Defiance Situational Awareness Select ETF

Defiance China Memory ETF

Defiance China Semiconductor ETF

Defiance CoinDesk 5 Equal Weight ETF

Defiance Helium and Strategic Gases ETF

Defiance Korea Semiconductor ETF

Defiance KSM Israel 120 ETF

Defiance Photonics ETF

Defiance S&P Accelerator ETF

Defiance Europe AI Leaders ETF

Defiance Japan AI Leaders ETF

Defiance Taiwan AI Leaders ETF

Defiance Global Robotics Top 10 ETF

Defiance Korea Robotics Top 10 ETF

Defiance Latin America Top 10 ETF

Defiance Long/Short Space Economy vs. Legacy Communications ETF

Defiance Long/Short AI Compute vs. Legacy Software ETF

Defiance 2X Daily Long Photonics ETF

Defiance Daily Target 2X Long AMPG ETF

Defiance Daily Target 2X Long AMSC ETF

Defiance Daily Target 2X Long BRUN ETF

Defiance Daily Target 2X Long CAMT ETF

Defiance Daily Target 2X Long FCEL ETF

Defiance Daily Target 2X Long FISN ETF

Defiance Daily Target 2X Long FTNT ETF

Defiance Daily Target 2X Long GRRR ETF

Defiance Daily Target 2x Long HQ ETF

Defiance Daily Target 2X Long HYPE ETF

Defiance Daily Target 2X Long JBL ETF

Defiance Daily Target 2X Long Kioxia ETF

Defiance Daily Target 2X Long LPTH ETF

Defiance Daily Target 2X Long MXL ETF

Defiance Daily Target 2X Long NTNX ETF

Defiance Daily Target 2X Long OPTX ETF

Defiance Daily Target 2X Long ORBS ETF

Defiance Daily Target 2x Long P ETF

Defiance Daily Target 2X Long PENG ETF

Defiance Daily Target 2X Long PLPC ETF

Defiance Daily Target 2X Long QTEX ETF

Defiance Daily Target 2X Long RXT ETF

Defiance Daily Target 2X Long SHAZ ETF

Defiance Daily Target 2X Long SIMO ETF

Defiance Daily Target 2X Long STM ETF

Defiance Daily Target 2X Long SYM ETF

Defiance Pure Memory Daily 2X Strategy ETF

Defiance Daily Target 2X Long [NANO] ETF

Defiance Daily Target 2X Long Pasqal ETF

Defiance Daily Target 2X Long [AGLT] ETF

Defiance Brazil Sovereign Debt ETF

Defiance AI Infrastructure Bond ETF

Defiance China Quantum ETF